Exhibit 10.8

COPYRIGHT SECURITY AGREEMENT

This Copyright Security Agreement (the “Agreement”) dated as of June 10, 2008, is made by and between Chambers Belt Company, a Delaware corporation having a business location at the address set forth below next to its signature (the “Company”), and Wells Fargo Bank, National Association (“Wells Fargo”), and having a business location at the address set forth below next to its signature.

Recitals

A. The Company is the owner of all of the copyrighted works, registrations, and applications for registration described in Schedule A hereto.

B. The Company, certain affiliates of the Company, and Wells Fargo are parties to a Credit and Security Agreement (as amended, supplemented or restated from time to time, the “Credit Agreement”) dated the same date as this Agreement.

C. As a condition to extending credit under the Credit Agreement, Wells Fargo has required that the Company execute this Agreement to evidence the security interest granted to Wells Fargo in any copyrights or copyright applications not expressly covered by other security agreements.

ACCORDINGLY, in consideration of the agreements of Wells Fargo set forth in the Credit Agreement, the Company hereby agrees as follows:

1. Definitions. Terms defined in the Credit Agreement and not otherwise defined herein shall have the meanings given them in the Credit Agreement. In addition, the following terms have the meanings set forth below:

“Copyrights” means all of the Company’s right, title and interest in and to all copyrightable works and all copyrights of the Company and licenses thereunder, whether presently existing or hereafter arising, including but not limited to the registered copyrights, applications to register copyrights, and unregistered works (if any) listed on Schedule A.

“Event of Default” means (i) an Event of Default, as defined in the Credit Agreement or any other credit agreement or security agreement now in existence or hereafter entered into by the Company, or (ii) any breach by the Company of any of its obligations under this Agreement.

2. Security Interest. In order to secure the Indebtedness, the Company hereby confirms and acknowledges that it has granted and created (and, to the extent not previously granted under the Credit Agreement, does hereby irrevocably grant and create) a security interest, with power of sale to the extent permitted by law, in the Copyrights. This security interest is in any and all rights of Company that may exist or hereafter arise under any copyright law now or hereinafter in effect in the United States of America or in any other country.

3. Representations and Warranties. The Company represents and warrants that (a) the Company owns each of the works and rights listed in Schedule A, free and clear of any Lien other than Permitted Liens, and (b) the Copyrights listed in Schedule A include all copyrightable works owned or controlled by the Company as of the effective date hereof, excluding immaterial copyrights.

4. Satisfaction. Upon full payment or satisfaction of the Indebtedness and termination of any credit facilities extended to the Company by Wells Fargo, this Agreement, and the rights granted hereunder to Wells Fargo, shall be terminated upon demand by a written termination statement to the effect that Wells Fargo no longer claims a security interest under this Agreement.

5. Administration of Copyrights. Prior to the occurrence of an Event of Default, the Company may control and manage the Copyrights, including the right to make and distribute copies of the works covered thereby, and may receive and use the income, revenue, profits, and royalties that arise from the use of the Copyrights and any licenses thereunder, in the same manner and to the same extent as if this Agreement had not been entered into. The Company shall give Wells Fargo prompt notice of any change in the status of said Copyrights or the Company’s rights thereunder.

6. Protection of Copyrights. The Company covenants that it will at its own expense protect, defend and maintain the Copyrights to the extent reasonably advisable in its business, and if the Company fails to do so, Wells Fargo may (but shall have no obligation to) do so in the Company’s name or in Wells Fargo’s name, but at the Company’s expense, and the Company shall reimburse Wells Fargo in full for all expenses, including reasonable attorney’s fees incurred by Wells Fargo in protecting, defending and maintaining the Copyrights. The Company further covenants that it will give notice to Wells Fargo sufficient to allow Wells Fargo to timely carry out the provisions of this paragraph.

7. Remedies. Upon the occurrence of an Event of Default and at any time during the Default Period commenced thereby, Wells Fargo may, at its option, exercise any one or more of the following remedies: (a) exercise all rights and remedies available under the UCC, or under any applicable law; (b) sell, assign, transfer, pledge, encumber or otherwise dispose of any Copyright; (c) enforce any Copyright, and any licenses thereunder; and (d) exercise or enforce any or all other rights or remedies available to Wells Fargo by law or agreement against the Copyrights, against the Company or against any other person or property. Upon the exercise of any remedy by Wells Fargo hereunder, the Company shall be deemed to have waived all of its rights provided in 17 U.S.C. § 106A or any other “moral rights of authors.” If Wells Fargo shall exercise any remedy under this Agreement, the Company shall, at the request of Wells Fargo, do any and all lawful acts and execute any and all proper documents required by Wells Fargo in aid of thereof. For the purposes of this paragraph, the Company appoints Wells Fargo as its attorney with the right, but not the duty, at any time after the occurrence of an Event of Default and continuing during the Default Period commenced thereby, to endorse such Company’s name

Copyright Security Agreement

WFBC/Chambers Belt Company

on all applications, documents, papers and instruments necessary for Wells Fargo to (i) act in its own name or enforce or use the Copyrights, (ii) grant or issue any exclusive or non-exclusive licenses under the Copyrights to any third party, and/or (iii) sell, assign, transfer, pledge, encumber or otherwise transfer title in or dispose of any Copyright. The Company hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney shall be irrevocable until satisfaction of this Agreement in accordance with paragraph 4. The Company shall reimburse Wells Fargo for all reasonable attorney’s fees and expenses of all types incurred by Wells Fargo, or its counsel, in connection with the exercise of the rights of Wells Fargo under this Agreement, together with interest thereon from the date or dates the same were incurred at the Default Rate.

8. Arbitration.

(a) Arbitration. The parties hereto agree, upon demand by any party, to submit to binding arbitration all claims, disputes and controversies between or among them (and their respective employees, officers, directors, attorneys, and other agents), whether in tort, contract or otherwise arising out of or relating to in any way this Agreement and its negotiation, execution, collateralization, administration, repayment, modification, extension, substitution, formation, inducement, enforcement, default or termination.

(b) Governing Rules. Any arbitration proceeding will (i) proceed in a location in California selected by the American Arbitration Association (“AAA”); (ii) be governed by the Federal Arbitration Act (Title 9 of the United States Code), notwithstanding any conflicting choice of law provision in any of the documents between the parties; and (iii) be conducted by the AAA, or such other administrator as the parties shall mutually agree upon, in accordance with the AAA’s commercial dispute resolution procedures, unless the claim or counterclaim is at least $1,000,000.00 exclusive of claimed interest, arbitration fees and costs in which case the arbitration shall be conducted in accordance with the AAA’s optional procedures for large, complex commercial disputes (the commercial dispute resolution procedures or the optional procedures for large, complex commercial disputes to be referred to, as applicable, as the “Rules”). If there is any inconsistency between the terms hereof and the Rules, the terms and procedures set forth herein shall control. Any party who fails or refuses to submit to arbitration following a demand by any other party shall bear all costs and expenses incurred by such other party in compelling arbitration of any dispute. Nothing contained herein shall be deemed to be a waiver by any party that is a bank of the protections afforded to it under 12 U.S.C. §91 or any similar applicable state law.

(c) No Waiver of Provisional Remedies, Self-Help and Foreclosure. The arbitration requirement does not limit the right of any party (if not otherwise restricted by the terms and conditions of this Agreement) to (i) foreclose against real or personal property collateral; (ii) exercise self-help remedies relating to collateral or proceeds of collateral such as setoff or repossession; or (iii) obtain provisional or ancillary remedies such as replevin, injunctive relief, attachment or the appointment of a receiver,

Copyright Security Agreement

WFBC/Chambers Belt Company

before during or after the pendency of any arbitration proceeding. This exclusion does not constitute a waiver of the right or obligation of any party to submit any dispute to arbitration or reference hereunder, including those arising from the exercise of the actions detailed in sections (i), (ii) and (iii) of this paragraph.

(d) Arbitrator Qualifications and Powers. Any arbitration proceeding in which the amount in controversy is $5,000,000.00 or less will be decided by a single arbitrator selected according to the Rules, and who shall not render an award of greater than $5,000,000.00. Any dispute in which the amount in controversy exceeds $5,000,000.00 shall be decided by majority vote of a panel of three arbitrators; provided however, that all three arbitrators must actively participate in all hearings and deliberations. The arbitrator will be a neutral attorney licensed in the State of California or a neutral retired judge of the state or federal judiciary of California, in either case with a minimum of ten years experience in the substantive law applicable to the subject matter of the dispute to be arbitrated. The arbitrator will determine whether or not an issue is arbitratable and will give effect to the statutes of limitation in determining any claim. In any arbitration proceeding the arbitrator will decide (by documents only or with a hearing at the arbitrator’s discretion) any pre-hearing motions which are similar to motions to dismiss for failure to state a claim or motions for summary adjudication. The arbitrator shall resolve all disputes in accordance with the substantive law of California and may grant any remedy or relief that a court of such state could order or grant within the scope hereof and such ancillary relief as is necessary to make effective any award. The arbitrator shall also have the power to award recovery of all costs and fees, to impose sanctions and to take such other action as the arbitrator deems necessary to the same extent a judge could pursuant to the Federal Rules of Civil Procedure, the California Rules of Civil Procedure or other applicable law. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

(e) Discovery. In any arbitration proceeding discovery will be permitted in accordance with the Rules. All discovery shall be expressly limited to matters directly relevant to the dispute being arbitrated and must be completed no later than 20 days before the hearing date and within 180 days of the filing of the dispute with the AAA. Any requests for an extension of the discovery periods, or any discovery disputes, will be subject to final determination by the arbitrator upon a showing that the request for discovery is essential for the party’s presentation and that no alternative means for obtaining information is available.

Copyright Security Agreement

WFBC/Chambers Belt Company

(f) Class Proceedings and Consolidations. The resolution of any dispute arising pursuant to the terms of this Agreement shall be determined by a separate arbitration proceeding and such dispute shall not be consolidated with other disputes or included in any class proceeding.

(g) Payment Of Arbitration Costs And Fees. The arbitrator shall award all costs and expenses of the arbitration proceeding.

(h) Real Property Collateral; Judicial Reference. Notwithstanding anything herein to the contrary, no dispute shall be submitted to arbitration if the dispute concerns indebtedness secured directly or indirectly, in whole or in part, by any real property unless (i) the holder of the mortgage, lien or security interest specifically elects in writing to proceed with the arbitration, or (ii) all parties to the arbitration waive any rights or benefits that might accrue to them by virtue of the single action rule statute of California, thereby agreeing that all indebtedness and obligations of the parties, and all mortgages, liens and security interests securing such indebtedness and obligations, shall remain fully valid and enforceable. If any such dispute is not submitted to arbitration, the dispute shall be referred to a referee in accordance with California Code of Civil Procedure Section 638 et seq., and this general reference agreement is intended to be specifically enforceable in accordance with said Section 638. A referee with the qualifications required herein for arbitrators shall be selected pursuant to the AAA’s selection procedures. Judgment upon the decision rendered by a referee shall be entered in the court in which such proceeding was commenced in accordance with California Code of Civil Procedure Sections 644 and 645.

(i) Miscellaneous. To the maximum extent practicable, the AAA, the arbitrators and the parties shall take all action required to conclude any arbitration proceeding within 180 days of the filing of the dispute with the AAA. No arbitrator or other party to an arbitration proceeding may disclose the existence, content or results thereof, except for disclosures of information by a party required in the ordinary course of its business or by applicable law or regulation. If more than one agreement for arbitration by or between the parties potentially applies to a dispute, the arbitration provision most directly related to the Loan Documents or the subject matter of the dispute shall control. This arbitration provision shall survive termination, amendment or expiration of any of the Loan Documents or any relationship between the parties.

9. General Rights and Obligations. Except as expressly set forth herein, the rights and obligations of the Company and Wells Fargo with respect to the Copyrights shall in all respects be governed by the Credit Agreement, the terms of which are incorporated as fully as if set forth at length herein.

[signatures continued on next page]

Copyright Security Agreement

WFBC/Chambers Belt Company

IN WITNESS WHEREOF, the parties have executed this Copyright Security Agreement as of the date written above.

CHAMBERS BELT COMPANY
5840 El Camino Real, Suite 106
Carlsbad, California 92008	By
Fax:	Print Name:
Attention: James Riedman	Title:

Wells Fargo Bank, National Association	WELLS FARGO BANK, NATIONAL ASSOCIATION
245 S. Los Robles Ave., Suite 700
Pasadena, CA 91101	By
Fax: 626.844.9063
Attn: Phoenix Footwear Account Executive	Its Vice President

STATE OF ________________	)
)
COUNTY OF ______________	)

The foregoing instrument was acknowledged before me this          day of             , 200__, by                             , the President of                                                  , a                              corporation, on behalf of the corporation.

Notary Public

STATE OF ________________	)
)
COUNTY OF ______________	)

The foregoing instrument was acknowledged before me this          day of             , 200    , by                                              , a Vice President of Wells Fargo Bank, National Association, on behalf of the national association.

Notary Public

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Copyright Security Agreement

WFBC/Chambers Belt Company

(Phoenix Footwear)

Schedule A

Legal Ownership	Copyright Title	Reg/Appl Number	Territory	Registration Date	Creation/ Publication Date
Chambers Belt Company	[Concho] : no. BSL45-TRI	VA-648-041	US LOC	1/18/1994	4/30/1993
Chambers Belt Company	[Trophy buckle] : no. TRO76-NFL.	VA-648-042	US LOC	1/18/1994	9/2/1993
Chambers Belt Company	[Concho] : no. BSL45-BNE.	VA-648-043	US LOC	1/18/1994	4/30/1993
Chambers Belt Company	[Bola slide] : no. BT042-SIL.	VA-648-044	US LOC	1/18/1994	4/30/1993
Chambers Belt Company	[Buckle, loop & tip] : no. TR018-SIL.	VA-648-045	US LOC	1/18/1994	8/1/1993
Chambers Belt Company	[Sandbar1 concho]	VA-648-046	US LOC	1/18/1994	1/1/1991
Chambers Belt Company	[Concho] : no. BSL45-DMD.	VA-648-047	US LOC	1/18/1994	4/30/1993
Chambers Belt Company	[Buckle] : no. TR025-SRTP.	VA-648-048	US LOC	1/18/1994	7/1/1993
Chambers Belt Company	[Concho] : no. BSL17-IVAN.	VAu-297-443	US LOC	1/18/1994	1993
Chambers Belt Company	Buckle, loop & tip : no. TR085-SIL.	VAu-297-444	US LOC	1/18/1994	1993
Chambers Belt Company	Buckle, loop & tip : no. TR084-SIL.	VAu-297-445	US LOC	1/18/1994	1993
Chambers Belt Company	Concho : no. BSL45-LGR.	VAu-297-446	US LOC	1/18/1994	1993
Chambers Belt Company	Buckle, loop & tip : no. TR086-SIL.	VAu-297-447	US LOC	1/18/1994	1993
Chambers Belt Company	Concho : no. BSL45-OVL.	VAu-297-448	US LOC	1/18/1994	1993
Chambers Belt Company	Buckle, loop & tip : no. TR077-LIZ.	VAu-297-449	US LOC	1/18/1994	1993
Chambers Belt Company	Buckle, loop & tip : no. TR077-HHD.	VAu-297-450	US LOC	1/18/1994	1993
Chambers Belt Company	Buckle, loop & tip : no. TR045-SRTP.	VAu-297-451	US LOC	1/18/1994	1993
Chambers Belt Company	Bola slide : no. BT055-SIL.	VAu-297-452	US LOC	1/18/1994	1993

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Copyright Security Agreement

WFBC/Chambers Belt Company

(Phoenix Footwear)

Legal Ownership	Copyright Title	Reg/Appl Number	Territory	Registration Date	Creation/ Publication Date
Chambers Belt Company	Buckle : no. TR044-SRTP.	VAu-297-453	US LOC	1/18/1994	1993
Chambers Belt Company	Buckle : no. BSLOVL-SRTP.	VAu-297-454	US LOC	1/18/1994	1993
Chambers Belt Company	Concho : no. BSL20-ROPE.	VAu-297-455	US LOC	1/18/1994	1993
Chambers Belt Company	Concho : no. BSLFLR-IVAN.	VAu-297-456	US LOC	1/18/1994	1993
Chambers Belt Company	Buckle, loop & tip : no. TR036-SRTP.	VAu-297-457	US LOC	1/18/1994	1993
Chambers Belt Company	Concho : no. BSLSCL-IVAN.	VAu-297-458	US LOC	1/18/1994	1993
Chambers Belt Company	BSLLG-SRTP buckle.	VAu-307-529	US LOC	1/18/1994	1993

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Copyright Security Agreement

WFBC/Chambers Belt Company

(Phoenix Footwear)